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                                                                  EXHIBIT 21.1

               LIST OF SUBSIDIARIES OF TEAM RENTAL GROUP, INC.

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                                                  STATE OF
NAME                                           INCORPORATION              NAMES UNDER WHICH IT DOES BUSINESS
- ------------------------------------------  ------------------  ----------------------------------------------------
Arizona Rent-A-Car Systems, Inc.            Delaware
Capital City Leasing, Inc.                  Florida             Budget Rent a Car of Richmond, Virginia
Dayton Auto Lease Company                   Ohio
Don Kremer, Inc.                            Ohio
Fort Wayne Rental Group, Inc.               Delaware
Lee-Al, Inc.                                California          Budget Rent a Car of San Diego
MacKay Car & Truck Rentals, Inc.            North Carolina      Budget Rent a Car of North Carolina
Metro West, Inc.                            Delaware
Team Car Sales of Charlotte, Inc.           Delaware
Team Car Sales of Dayton, Inc.              Delaware            Budget Rent a Car of Dayton
Team Car Sales of Philadelphia, Inc.        Delaware
Team Car Sales of Richmond, Inc.            Delaware
Team Car Sales of San Diego, Inc.           Delaware
Team Car Sales of Southern California,      Delaware
 Inc.
Team Fleet Financing Corporation            Delaware
Team Fleet Services Corporation             Delaware
Team Realty Services, Inc.                  Delaware
Team Rental of Cincinnati, Inc.             Delaware            Budget Rent a Car of Cincinnati
Team Rental of Connecticut, Inc.            Delaware            Budget Rent a Car of Connecticut
                                                                Budget Rent a Car of Hartford
Team Rental of Ft. Wayne, Inc.              Delaware            Budget Rent a Car of Ft. Wayne
Team Rental of Philadelphia, Inc.           Delaware            Budget Rent a Car of Philadelphia
Team Rental of Pittsburgh, Inc.             Delaware            Budget Rent a Car of Pittsburgh
Team Rental of Rochester, Inc.              Delaware            Budget Rent a Car of Rochester, NY
Team Rental of Southern California, Inc.    Delaware            Budget Rent a Car of Southern California
Tranex Rentals of New York, Inc.            New York            Budget Rent a Car of Albany, NY
VPSI, Inc.                                  Delaware            Van Pool Services, Inc.
Westeam Enterprises, Inc.                   California          Budget Car and Truck Rentals of San Diego County
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